MASTER AGREEMENT
THIS MASTER AGREEMENT (this “Agreement”), dated as of January 6, 2015 (the “Closing Date”), is by and among Diamond Resorts International, Inc., a Delaware corporation (“DRII”), Diamond Resorts Corporation, a Maryland corporation (“DRC”; together with DRII, the “DRII Parties”), Hospitality Management and Consulting Service, L.L.C., a Nevada limited liability company (“HMCS”), Stephen J. Cloobeck, individually (“SJC”), Cloobeck Companies, LLC, a Nevada limited liability company (“Cloobeck Companies”), JHJM Nevada I, LLC, a Nevada limited liability company formerly known as Diamond Resorts, LLC (“JHJM”; JHJM and Cloobeck Companies being referred to herein, collectively, as the “SJC Entities”; and SJC and the SJC Entities being referred to herein as the “SJC Parties”), and, solely for purposes of Sections 1(a)(ii), 1(b) and 10 hereof, Nevada Resort Properties Polo Towers Limited Partnership, a Nevada limited partnership (“Polo Towers”). Each of the DRII Parties, HMCS and the SJC Parties is referred to herein as a “Party” and, collectively, as the “Parties.”
RECITALS
WHEREAS, DRC and HMCS are parties to that certain Amended and Restated Homeowner Association Oversight Consulting and Executive Management Services Agreement, dated as of December 31, 2012 (the “HMCS Agreement”), pursuant to which HMCS provides executive management and consulting services to DRC.
WHEREAS, HMCS and JHJM are parties to that certain Amended and Restated Services Agreement, dated as of December 31, 2012 (the “Existing Services Agreement”), pursuant to which JHJM provides (i) the services of SJC to the DRII Parties, and (ii) strategic oversight and direction of hospitality services provided by the DRII Parties.
WHEREAS, each of JHJM and Polo Towers is party, together with Polo Towers Master Owners Association, Inc., a Nevada corporation (the “Association”), and other parties thereto, to that certain Amended and Restated Grant of Reciprocal Easements and Declaration of Covenants, Conditions and Restrictions, dated as of June 19, 2002, recorded August 27, 2002 in Book 20020827 as Instrument No. 02443 in the Recorder’s Office of Clark County, Nevada (“Official Records”) (as modified by the document entitled “Amendment to Article 9 (Only) of Amended and Restated Grant of Reciprocal Easements and Declaration of Covenants, Conditions and Restrictions dated as of March 25, 2003, recorded March 26, 2003 in Book 20030326 as Instrument No. 00730 of the Official Records, as further modified by the document entitled “Amendment to Article Four (Only) of Amended and Restated Grant of Reciprocal Easements and Declaration of Covenants, Conditions and Restrictions” dated as of June 26, 2003, recorded June 26, 2003 in Book 20030626 as Instrument No. 03913 of the Official Records, and as further modified by the document entitled “Amendment to Article 10.02 (Only) of Amended and Restated Grant of Reciprocal Easements and Declaration of Covenants, Conditions and Restrictions” dated as of October 1, 2003, recorded October 21, 2003 in Book 20031021 as Instrument No. 00837 of the Official Records, the “REA”), pursuant to which, among other things, JHJM and Polo Towers are entitled to rights, and subject to restrictions, with respect to, or otherwise relating to, parcels of land specified therein.

WHEREAS, Cloobeck Companies and Chautauqua Management, LLC, a Nevada limited liability company of which David F. Palmer, DRII’s president and chief executive officer, is the sole manager (“Chautauqua”), own all of the outstanding equity interests in HMCS, and Cloobeck Companies and Chautauqua desire to sell to DRC, and DRC desires to purchase from Cloobeck Companies and Chautauqua, all of the outstanding equity interests in HMCS pursuant to a Membership Interest Purchase Agreement to be entered into among Cloobeck Companies, Chautauqua and DRC (the “HMCS Purchase Agreement”).
WHEREAS, JHJM and HMCS desire to terminate the Existing Services Agreement, upon the terms and conditions stated in this Agreement.
WHEREAS, each of JHJM and Polo Towers desires to assign to DRC, and DRC desires to assume from JHJM and Polo Towers, all of its right, title and interest in and to, and all of its obligations under, the “greeter easement” set forth in Article 8 of the REA, free of any liens or other encumbrances (other than liens and encumbrances set forth in the REA), pursuant to an Assignment and Assumption Agreement to be entered into among JHJM, Polo Towers and DRC (the “Assignment Agreement”).
WHEREAS, SJC is the sole manager of or otherwise has the ability to control each of Cloobeck Companies and JHJM, and SJC and/or his immediate family members (or entities of which SJC and/or his immediate family members own the outstanding equity interests or of which SJC and/or his immediate family members are otherwise the ultimate beneficiaries) beneficially own all of the outstanding equity interests of Cloobeck Companies and JHJM.
WHEREAS, SJC controls and beneficially owns, directly or indirectly, substantially all of the equity of Polo Towers.
WHEREAS, SJC and each of the other SJC Parties will derive substantial benefit from the consummation of the transactions contemplated hereby and by the other Transaction Documents (as defined below).
WHEREAS, the Audit Committee (the “Audit Committee”) of the Board of Directors of DRII (the “Board”), consisting solely of independent members of the Board, none of whom has an economic or other interest in the transactions contemplated by this Agreement or any of the other Transaction Documents (collectively, the “Transactions”), acting in accordance with the charter of the Audit Committee and DRII’s Related Party Transactions Policy, unanimously approved, and recommended that the Board approve, the execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the Transactions.
WHEREAS, the Board, acting upon the recommendation of the Audit Committee, by unanimous vote of all of the directors (other than SJC and Mr. Palmer, the only two directors with an economic or other interest in the Transactions and each of whom abstained from such vote and the related deliberations of the Board), (i) determined that it is in the best interests of DRII and its stockholders to enter into this Agreement and each of the other Transaction Documents with the SJC Parties, and (ii) approved the execution, delivery and performance of this Agreement and each of the other Transaction Documents and the consummation of the Transactions.

NOW THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement and each of the other Transaction Documents and of the Transactions, the Parties, severally and not jointly, hereby agree as follows:
AGREEMENT
1.Closing of Transactions; Cash Consideration.
(a)    Transaction Documents. On the Closing Date:
(i)    Each of DRC and Cloobeck Companies shall execute and deliver (and the Parties acknowledge that Chautauqua is also contemporaneously executing and delivering) the HMCS Purchase Agreement, together with any other agreements and instruments to which such Person will be a party or by which such Person will be bound in connection with the Transactions; and
(ii)    Each of JHJM, Polo Towers and DRC shall execute and deliver the Assignment Agreement.
(b)    Cash Consideration. In consideration of the covenants and agreements of the SJC Parties and Polo Towers contained in this Agreement and each of the other Transaction Documents and of the Transactions, DRII shall deliver to SJC or his designee(s) (and each of the SJC Parties and Polo Towers hereby authorizes and directs DRII to deliver to SJC or his designee(s)), on or prior to January 30, 2015, an amount equal to $16,500,000 (the “Cash Consideration”) by wire transfer of immediately available funds in accordance with written wire instructions provided by, or on behalf of, SJC to DRII in advance of the Closing Date. Each of the SJC Parties and Polo Towers acknowledges and agrees that the receipt of the Cash Consideration by SJC or his designee(s) shall be deemed to be the receipt by such SJC Party or Polo Towers, as applicable, of all or any portion of such Cash Consideration to which such SJC Party or Polo Towers, as applicable, may be entitled.
(c)    The Closing. The consummation of the transactions contemplated by this Agreement (the “Closing”) shall be effective for all purposes under this Agreement as of 12:01 a.m. in Las Vegas, Nevada on January 1, 2015 (the “Effective Time”). The Parties hereto acknowledge and agree that all proceedings at the Closing shall be deemed to have been taken and all documents to be executed and delivered by all Parties at the Closing shall be deemed to have been taken and executed simultaneously.
(d)    Allocation of Cash Consideration. DRII may prepare and deliver to the SJC Parties an allocation of all or any portion of the aggregate consideration paid, payable, given or to be given, including the Cash Consideration, with respect to the Transactions, including for purposes of preparing and filing of any income tax returns; and each Party shall file tax returns in a manner consistent with any such allocation.
2.    SJC Services.

(a)    Termination of Existing Services Agreement. Each of HMCS and JHJM hereby covenants, acknowledges and agrees that, notwithstanding the terms set forth in the Existing Services Agreement (including the termination provisions set forth in Section 4 thereof, the compliance with which is hereby waived by each of HMCS and JHJM), effective as of the Effective Time: (a) the Existing Services Agreement shall be terminated in its entirety, by mutual agreement of HMCS and JHJM, without further action by HMCS or JHJM, and will have no further force or effect; and (b) neither HMCS nor JHJM shall be entitled to any rights (including any rights to payment of any amounts owed or owing under Sections 2, 3 or 4 of the Existing Services Agreement), or be subject to any obligations or liabilities, under the Existing Services Agreement; provided, however, that, Section 7.4 (Indemnification of Service Provider) of the Existing Services Agreement, together with such portions of the Existing Services Agreement as are necessary to enforce the covenants and agreements of HMCS set forth in Section 7.4 thereof, shall continue in full force and effect and survive the termination of the Existing Services Agreement pursuant to this Section 2(a) in accordance with the terms thereof.
(b)    Service as Chairman. DRII hereby covenants and agrees that, at least through December 31, 2017, so long as SJC is serving as a member of the board of directors of DRII (the “Board”), SJC shall continue to be the Chairman of the Board (the “Chairman”), and the Company shall take such action as shall be necessary to effectuate such designation. So long as SJC is serving as Chairman, DRII shall pay to SJC, and SJC shall be entitled to receive from DRII, commencing with the 2015 annual meeting of DRII’s stockholders, (i) an annual retainer equal to 200% of the annual retainer, and (ii) annual equity compensation equal to 200% of the annual equity compensation, in each case payable to members of the Board who are not officers or employees of the Company or the Vice Chairman of the Board (excluding, for the avoidance of doubt, any additional amounts payable for service on any committee of the Board or as chair of any such committee). Such annual retainer and equity compensation shall be paid at the same times and on the same bases as applicable to the other members of the Board, and the Chairman shall be entitled to elect to receive his annual retainer in stock pursuant to DRII’s Non-Officer Director Share Accumulation Program.
(c)    Expense Reimbursement.
(i)    So long as SJC is serving as Chairman, the DRII Parties shall pay on behalf of SJC (or shall otherwise reimburse SJC for) all reasonable and ordinary expenses incurred by SJC in the course of SJC’s providing of services to, or on behalf of, the DRII Parties in his capacity as Chairman, subject in all respects to DRII’s expense reimbursement policy, as may be in effect from time to time (the “Reimbursement Policy”); provided that the maximum reimbursable amounts for SJC shall not be reduced below the amounts set forth in the Reimbursement Policy as in effect at the Effective Time (in the form previously provided to SJC) without the prior written consent of SJC. In this regard, SJC shall file expense reports with respect to such expenses in accordance with the Reimbursement Policy, including adequate documentation. Expense reimbursements shall be made in a timely manner consistent with the timeframes applicable to expense reimbursement for other senior executives of the DRII Parties.

(ii)    So long as SJC is serving as Chairman, SJC shall be entitled to the benefits of, and subject to the terms set forth in, the aircraft use policy of DRII, as may be in effect from time to time (the “Aircraft Use Policy”). In accordance with the Aircraft Use Policy, SJC shall execute and deliver a Time Sharing Agreement, in substantially the form previously provided to SJC, which shall set forth terms under which SJC shall reimburse the DRII Parties for expenses related to any use of aircrafts of the DRII Parties that is not for a bona fide business purpose in the course of SJC’s providing of services to, or on behalf of, the DRII Parties in his capacity as Chairman.
3.    Aircraft Agreements.
(a)    N702DR Lease Agreement. DRC hereby covenants, acknowledges and agrees that it shall not terminate (or provide notice to N702DR, LLC, or to any successor in interest under the N702DR Lease Agreement, to terminate) the N702DR Lease Agreement pursuant to Section 18(b) thereof if and to the extent that any such termination would be effective on or prior to December 31, 2017; provided, that, for the avoidance of doubt, the Parties hereby acknowledge and agree that nothing set forth in this Section 3(a) shall be deemed to limit, modify or otherwise affect the rights of either of the parties to the N702DR Lease Agreement to terminate the N702DR Lease Agreement pursuant to Section 18 thereof, other than as expressly set forth in this Section 3(a).
(b)    Indemnification for N189DR Lease Guaranty. DRC shall, for so long as SJC or any of his Affiliates shall be subject to the N189DR Lease Guaranty, indemnify and hold harmless SJC and each of his Affiliates (a “SJC Indemnified Party”) from any and all amounts that SJC is actually required to pay to Banc of America Leasing & Capital, LLC (or its successor-in-interest) under the N189DR Lease Guaranty. SJC covenants, acknowledges and agrees to comply (and cause his Affiliates to comply), for so long as SJC or any of his Affiliates shall be subject to the N189DR Lease Guaranty, with all of the covenants and agreements set forth in the N189DR Lease Guaranty, including the “Financial Covenants” set forth in Section 4A thereof.
4.    Indemnification and Insurance.
(a)    Indemnification. The DRII Parties hereby agree that all rights to indemnification by the DRII Parties or any of their respective subsidiaries or Affiliates existing as of the Effective Time in favor of any SJC Party as provided in such DRII Party’s certificate of incorporation or bylaws, in each case as in effect at the Effective Time, or pursuant to any other agreements in effect at the Effective Time, including, for the avoidance of doubt, the indemnification obligations of (i) DRII pursuant to that certain Indemnification Agreement, dated as of July 18, 2013, by and between DRII and SJC, and (ii) HMCS pursuant to Section 7.4 of the Existing Services Agreement, shall survive the consummation of the Transactions and shall remain in full force and effect, and the DRII Parties shall honor and fulfill (and shall cause their respective subsidiaries and Affiliates to honor and fulfill) in all material respects such rights to indemnification. In addition, for a period of six years after the Effective Time, the DRII Parties shall not, and shall not permit HMCS to amend, repeal or modify any provision in HMCS’s operating agreement relating to the exculpation or indemnification of any officers, members or managers in a manner materially adverse to any SJC Party that may be entitled to such exculpation or indemnification thereunder (unless such amendment, repeal or modification is required by law), it being the intent of the Parties that the officers, members and managers of HMCS shall continue to be entitled to such exculpation and indemnification to the extent provided in HMCS’s operating agreement (as in effect at the Effective Time).
(b)    D&O Insurance. DRII shall maintain in full force and effect, for a period of not less than six years after the Effective Time (the “D&O Insurance Period”), at DRII’s expense, liability insurance applicable to directors and officers (the “D&O Insurance”) from established and reputable insurers, in such amount, and otherwise on such terms, as are determined in good faith by the Board. SJC shall be covered by such policy or policies in such a manner as to provide SJC the same rights and benefits as are accorded to members of the Board. DRII shall advise SJC as to the terms of, and the amounts of coverage provided by, any liability insurance policy described in this Section 4(b) and shall promptly notify SJC if, at any time, any such insurance policy will expire or be terminated, the amount of coverage under any such insurance policy will be decreased or the terms of any such insurance policy will materially change. Notwithstanding the foregoing, in the event that SJC ceases to be a director of DRII, DRII may, at its option, purchase a “tail” prepaid policy on the D&O Insurance covering the then-remaining portion of the D&O Insurance Period, and such “tail” policy shall thereafter satisfy the obligations of DRII under this Section 4(b).
(c)    Key Man Insurance. The DRII Parties shall maintain in full force and effect, through December 31, 2017, the portion of the SJC Key Man Policy as to which SJC’s insurance trust is the beneficiary (the “Applicable Portion”) and pay, when due, any and all premiums with respect thereto; provided, however, that the DRII Parties may, at their option, prepay the premiums for the Applicable Portion, and such prepayment shall thereafter satisfy the obligations of the DRII Parties to pay premiums therefor under this Section 4(c). Following December 31, 2017, SJC or SJC’s Insurance Trust may pay the premiums for the Applicable Portion of such life insurance.
(d)    Medical Insurance; COBRA. So long as SJC is serving as Chairman, the DRII Parties shall provide to SJC and his spouse and children, at the expense of the DRII Parties (subject to customary co-payments, deductibles, employee contributions, and similar provisions), medical insurance to the extent such individuals are eligible under the terms of the plans of the DRII Parties, that may be in effect from time to time (the “Medical Insurance”), and, if such persons are not eligible under such plans, the DRII Parties shall reimburse SJC and his spouse and children for such Medical Insurance with respect to coverage for so long as SJC is serving as Chairman. Upon expiration or termination (for any reason) of SJC’s services as Chairman, to the extent SJC and his spouse and children are eligible under the terms of the plans of the DRII Parties that may be in effect from time to time, SJC and his spouse and children shall be entitled to continuation of the Medical Insurance for eighteen (18) months pursuant to COBRA, provided that SJC and his spouse and children timely elect COBRA continuation coverage and timely pay all premiums therefor.
5.    Restrictive Covenants.
(a)    Acknowledgement. The DRII Parties and the SJC Parties each acknowledge and agree that: (i) the services provided by JHJM and SJC pursuant to the Existing Services

Agreement and the HMCS Agreement were, and the services to be provided by SJC in his capacity as Chairman are, of a special, unique, unusual, extraordinary and intellectual character; (ii) the DRII Parties and their respective subsidiaries and Affiliates provide services and compete within the fractional vacation ownership industry, including managing, marketing, selling, acquiring and developing fractional vacation ownership interests (which, for the avoidance of doubt, the Parties hereby acknowledge and agree include both vacation ownership interests sold as points or intervals) and resorts and providing consumer financing for purchases of fractional vacation ownership interests (the “Business”); (iii) the DRII Parties are relying on the covenants and agreements of the SJC Parties set forth in this Section 5 in recognition of the foregoing, and without such covenants and agreements neither DRII nor DRC would enter into this Agreement or any of the other Transaction Documents to which it is a party or consummate the Transactions (including DRC’s acquisition of all of the outstanding membership interests of HMCS pursuant to the HMCS Purchase Agreement); (iv) the provisions of this Section 5 are reasonable and necessary to protect the businesses of the DRII Parties and their respective subsidiaries and Affiliates; and (v) the Cash Consideration and the other consideration paid, payable, given or to be given to the SJC Parties in connection with the Transactions are sufficient consideration to make the covenants and agreements set forth in this Section 5 enforceable. For the avoidance of doubt, the Parties acknowledge and agree that nothing contained in this Section 5 is intended to, nor shall, limit or in any other way affect SJC’s fiduciary or other duties as Chairman and a director of DRII or his obligations under DRII’s charter documents and corporate governance policies.
(b)    Confidential Information. As a result of the nature of the services provided, and to be provided, to the DRII Parties and their respective subsidiaries and Affiliates, including services under the Existing Services Agreement and the HMCS Agreement and SJC’s continued service as Chairman, each of the SJC Parties hereby acknowledges that the SJC Parties have had and will have access to or knowledge of Confidential Information which, if revealed, could be detrimental to the DRII Parties or any of their respective subsidiaries or Affiliates, and that the DRII Parties have a protectable interest in such Confidential Information. Each of the SJC Parties covenants and agrees that it will not, without the prior written consent of the DRII Parties, and except as necessary for SJC to perform his duties as Chairman, directly or indirectly, disclose to or discuss with any Person, any Confidential Information. The restrictions in this Section 5(b) shall not apply to information which after disclosure to or discovery by any SJC Party becomes generally available to the public otherwise than through a breach of this Section 5(b). In addition, each SJC Party may disclose Confidential Information to the extent that such SJC Party is required by judicial or administrative order to disclose such Confidential Information, as long as such SJC Party (x) promptly notifies the DRII Parties of such required disclosure (to the extent legally permissible) so that the DRII Parties may, at their sole option and election, seek an appropriate protective order or waive such SJC Party’s compliance with the provisions of this Section 5(b), (y) cooperates with the DRII Parties (at the expense of the DRII Parties) to limit or restrict such disclosure, and (z) if disclosure of such Confidential Information is required, in the opinion of such SJC Party’s legal counsel who has been informed of the relevant facts, discloses only that portion of the Confidential Information that is legally required to be disclosed in the opinion of such counsel. Each SJC Party shall take all reasonable steps to safeguard Confidential Information and protect it against disclosure, misuse, loss or theft. The obligations of this Section 5(b) shall survive the termination of this Agreement and the expiration of the Restricted Period (as defined below).

(c)    Non-Competition. Each SJC Party hereby agrees that from the date hereof through December 31, 2017 (the “Restricted Period”), such SJC Party shall not (and shall cause such SJC Party’s Affiliates not to), without the prior express written approval of the DRII Parties, directly or indirectly, on his or its own behalf or on behalf of others (other than as required in the course of SJC’s providing of services to, or on behalf of, the DRII Parties in his capacity as Chairman), invest in, own, manage, operate, finance, control or participate in any way in the ownership, management, operation, financing or control of, be employed or otherwise engaged by, lend any SJC Party’s credit, name or any similar name to (including through the grant of a license to use or otherwise exploit SJC’s Persona or otherwise), provide consulting or other services to, or in any other manner be connected or associated for financial benefit with, any Person that is engaged in the Restricted Business or any part thereof within any country in which either of the DRII Parties or any of their respective subsidiaries or Affiliates is engaged in the Business; provided, however, that nothing herein shall prohibit any SJC Party from (i) purchasing and/or passively owning securities of a publicly traded corporation or other entity so long as the SJC Parties, together with each of their respective Affiliates, collectively, do not own at any time more than five percent (5%) of the outstanding shares or common equity interests of any such publicly traded corporation or other entity that engages in any way in the Restricted Business, or (ii) serving as a director, or otherwise participating in the business of, a corporation or other entity of which a not more than de minimis portion (from a financial or any other perspective) of its business consists of managing, marketing, selling, acquiring and/or developing, and/or financing the purchases of, fractional vacation ownership interests, so long as no SJC Party is directly involved in any such activities.
(d)    Non-Solicitation; Non-Interference. Each SJC Party hereby agrees that during the Restricted Period, such SJC Party shall not (and shall cause such SJC Party’s Affiliates not to), without the prior express written approval of the DRII Parties, directly or indirectly, on his or its own behalf or on behalf of others (other than as required in the course of SJC’s providing of services to, or on behalf of, the DRII Parties in his capacity as Chairman), except with respect to those persons listed on Exhibit A attached hereto, (i) solicit (other than through general advertising), employ or otherwise engage any person who is then currently an employee of either of the DRII Parties or any of their respective subsidiaries or Affiliates, or any other person who was employed by either of the DRII Parties or any of their respective subsidiaries or Affiliates within the six-month period prior to the act of solicitation, employment or engagement, as applicable (each, a “Covered Person”), or in any manner induce or attempt to induce any then current employee of either of the DRII Parties or any of their respective subsidiaries or Affiliates to terminate his or her employment or other relationship with such DRII Party, subsidiary or Affiliate; (ii) induce or attempt to induce any customer, client, vendor or business partner of either of the DRII Parties or any of their respective subsidiaries or Affiliates to cease doing business, or reduce its business relationship, with any such DRII Party, subsidiary or Affiliate; or (iii) interfere with the relationship of either of the DRII Parties or any of their respective subsidiaries or Affiliates with any Person, including any Covered Persons or any customer, client, vendor or business partner.
(e)    Enforcement. The Parties hereby acknowledge that the time, scope, geographic area and other provisions of this Section 5 have been specifically negotiated by sophisticated parties and agree that all such provisions are reasonable under the circumstances of the Transactions and are necessary to protect the Confidential Information and the goodwill of the businesses of the DRII Parties and their respective subsidiaries and affiliates. Each SJC Party hereby expressly agrees and acknowledges that the restrictions contained in this Sections 5 do not preclude such SJC Party from earning a livelihood, nor do they unreasonably impose limitations on such SJC Party’s ability to earn a living. In addition, each SJC Party agrees and acknowledges that the potential harm to the DRII Parties and their respective subsidiaries and Affiliates of its non-enforcement outweighs any harm to such SJC Party of its enforcement by injunction or otherwise. Accordingly, each SJC Party hereby agrees not to challenge the validity or enforceability of the restrictions contained herein. If any covenant in this Section 5 is held to be unreasonable, arbitrary or against public policy, such covenant shall be considered to be divisible with respect to scope, time and geographic area, and the maximum scope, time or geographic area, or all of them, allowable as a court of competent jurisdiction may determine to be reasonable, not arbitrary and not against public policy, shall be effective, binding and enforceable against the SJC Parties. Each of the SJC Parties hereby acknowledges that a breach by such SJC Party of its or his obligations hereunder will cause irreparable harm to the DRII Parties and their respective subsidiaries and Affiliates. Accordingly, each of the SJC Parties hereby acknowledges that the remedy at law for a breach of its or his obligations under this Section 5 will be inadequate and agrees that, in the event of a breach or threatened breach of this Section 5, the DRII Parties and their respective subsidiaries and Affiliates shall be entitled, in addition to all other available remedies, to an injunctive order and/or injunction restraining any breach and requiring the enforcement of, and the prevention of any violations of, the provisions hereof (without the necessity of showing economic loss and without any bond or other security being required).
6.    Right of Publicity.
(a)    License. SJC hereby grants to the DRII Parties during the Restricted Period the non-exclusive, perpetual, royalty-free and non-transferable right and license to use, display, publish, perform, record, copy, broadcast, transmit, distribute, combine with other works and otherwise exploit SJC’s Persona, in any medium whatsoever (whether now known or hereafter created), solely in connection with the DRII Parties’ operation of the Business (the “License”). In addition, during the Restricted Period and thereafter, each of the DRII Parties shall have the right to reference SJC publicly, by name, in a factual manner, as being the founder of the DRII Parties and as to his then-current or past roles or positions with any of the DRII Parties in any tangible, digital or other medium whatsoever (whether now known or hereafter created) and, to the extent necessary, SJC hereby grants the DRII Parties a non-exclusive, perpetual, royalty-free and transferable right and license to do so. Notwithstanding anything set forth herein, nothing contained herein will require the DRII Parties to exercise or exploit any of its rights relating to SJC’s Persona.
(b)    Sublicense. The License is only sublicensable to (i) Affiliates of the DRII Parties, and (b) any Person who needs such a sublicense to perform services for the benefit of the DRII Parties. The DRII Parties shall be responsible for any of their sublicensees’ compliance with the terms of this Section 6 to the same extent as if such sublicensees were the “licensee” hereunder, and shall be responsible for any breach hereof by any such sublicensee.
(c)    Approval. Prior to the publication, public broadcast, or other public distribution or dissemination of any advertising, promotional or marketing materials displaying or otherwise comprising any elements of SJC’s Persona, the DRII Parties shall submit to SJC a representative sample of each such usage for SJC’s prior written approval, which approval shall not be unreasonably conditioned, withheld or delayed; provided, however, that the DRII Parties shall have no obligation to submit to SJC any advertising, promotional or marketing materials which are not substantially or materially different than materials used in connection with the operation of the Business by either of the DRII Parties or any of their respective subsidiaries or Affiliates prior to the Closing Date. Notwithstanding anything to the contrary contained in this Section 6, following the expiration of the Restricted Period (but in no event for longer than one year thereafter), the DRII Parties shall have the right to use, display and distribute any tangible marketing or other materials (including hard copies of digital media) displaying or otherwise comprising any elements of SJC’s Persona which were printed or otherwise produced or created prior to expiration of the Restricted Period.
(d)    Ownership and Restrictions. Each of the DRII Parties acknowledges that, as between the DRII Parties, on the one hand, and SJC, on the other hand, SJC owns the exclusive rights, title and interest in and to SJC’s Persona. Neither of the DRII Parties shall at any time, directly or indirectly, do or cause to be done any act contesting or in any way impairing SJC’s rights, title or interest in SJC’s Persona or SJC’s use of SJC’s Persona. Each of the DRII Parties specifically acknowledges that its permitted use of SJC’s Persona will not create any right, title or interest in SJC’s Persona, and that every permitted use of SJC’s Persona by such DRII Party shall inure to the benefit of SJC.
7.    Release.
(a)    SJC Parties’ Release. Each SJC Party, on behalf of itself or himself and its or his respective Affiliates, directors, officers, members, managers, partners, representatives, successors and assigns (excluding, for the avoidance of doubt, each of the DRII Parties and their respective subsidiaries and Affiliates, the “SJC Releasing Parties”), effective upon the Effective Time, unconditionally and irrevocably releases and forever discharges, to the fullest extent permitted by law, each of the DRII Parties, HMCS and each of their respective subsidiaries and Affiliates and their respective current and former equityholders, members, managers, officers, employees, successors and assigns (excluding, for the avoidance of doubt, each of the SJC Parties, the “DRII Released Parties”), of and from any and all claims, demands, actions, causes of action, orders, contracts, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity (“Claims”), which such SJC Releasing Party now has, has ever had or may hereafter have against the DRII Released Parties arising prior to the Closing Date or on account of or arising out of any matter, cause or event occurring prior to the Closing Date, but specifically excluding all Claims (i) arising under this Agreement or any of the other Transaction Documents or contemplated by Section 4 of this Agreement, (ii) resulting from any fraud or intentional misconduct of any of the DRII Released Parties, (iii) any claim by any SJC Releasing Party pursuant to Section 7.4 of the Existing Services Agreement; and (iv) any claim in such SJC Releasing Party’s capacity solely as a stockholder, officer or director of either DRII Party.
(b)    DRII Parties’ Release. Each DRII Party, on behalf of itself and its subsidiaries and their respective directors, officers, representatives, successors and assigns (the “DRII Releasing

Parties”), effective upon the Effective Time, unconditionally and irrevocably releases and forever discharges, to the fullest extent permitted by law, each SJC Party (the “SJC Released Parties”) of and from any and all Claims, which such DRII Releasing Party now has, has ever had or may hereafter have against the SJC Released Parties arising prior to the Closing Date or on account of or arising out of any matter, cause or event occurring prior to the Closing Date, but specifically excluding all Claims arising under this Agreement or any Transaction Document and any claims resulting from any fraud, intentional misconduct or gross negligence of any SJC Released Party.
8.    Disclosure. None of the Parties nor any of their respective Affiliates shall make any public announcement or public disclosure regarding this Agreement or any of the other Transaction Documents or any of the Transactions to any Person other than a Party, without the prior written consent of the other Parties, except that (a) DRII may file with the Securities and Exchange Commission (the “SEC”) a Current Report on Form 8-K (the “Announcing Form 8-K”) describing this Agreement and each of the other Transaction Documents and the Transactions, which Announcing Form 8-K shall be in substantially the form mutually agreed upon by the Parties prior to the Closing Date, and file a copy of this Agreement and each of the other Transaction Documents with the SEC as an exhibit to the Announcing Form 8-K or a subsequent periodic report; (b) DRII shall issue a press release announcing the consummation of the Transactions, which press release shall be in substantially the form mutually agreed upon by the Parties prior to the Closing Date (the “Announcing Press Release); (c) DRII may make any public announcement or disclosure that is in substantial conformity with the Announcing Form 8-K, the Announcing Press Release or any other public disclosure then-previously made by any of the Parties in accordance with this Section 8; and (d) the DRII Parties and their respective subsidiaries and Affiliates may make other public announcements or disclosure regarding this Agreement or any of the other Transaction Documents or any of the Transactions to, or as required by, any governmental, quasi-governmental or other regulatory body, including the SEC and the New York Stock Exchange, without the prior consent or approval of any of the SJC Parties; provided, however, that, SJC shall have the reasonable opportunity to review and comment, in advance, upon any such public announcement or disclosure, which comments DRII shall reasonably consider in good faith. Except for disclosure made in accordance with the immediately preceding sentence, the general forms and substance of communication to employees, customers or business partners shall be subject to the prior approval of SJC, which approval shall not be unreasonably withheld, delayed or conditioned.
9.    Representations and Warranties of the SJC Parties and HMCS. Each of the SJC Parties and HMCS (each, a “Subject Party”), severally, and not jointly, hereby represents and warrants to each of the DRII Parties as follows:
(a)    Authorization; Enforcement; Validity. Such Subject Party is, to the extent an entity, a duly organized and validly existing limited liability company or limited partnership. Such Subject Party has the requisite power and authority to enter into and perform its or his obligations under this Agreement and each of the other Transaction Documents to which it or he is a party. The execution and delivery by such Subject Party of this Agreement and each of the other Transaction Documents to which such Subject Party is a party and the consummation of the Transactions have been, to the extent such Subject Party is an entity, duly authorized by the manager, general partner or board of managers (or similar governing body) thereof, and no further consent or authorization is required by such Subject Party or, to the extent such Subject Party is an entity, its manager, general partner or board of managers (or similar governing body) or members, partners or other equity holders. This Agreement and each of the other Transaction Documents to which such Subject Party is a party have been duly executed and delivered by such Subject Party, and each of this Agreement and the other Transaction Documents to which such Subject Party is a party constitutes a valid and binding obligation of such Subject Party, enforceable against such Subject Party in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.
(b)    No Conflicts. The execution and delivery by such Subject Party of this Agreement and each of the other Transaction Documents to which such Subject Party is a party, the performance by such Subject Party of its obligations hereunder and thereunder, and the consummation by such Subject Party of the Transactions will not (i) to the extent such Subject Party is an entity, result in a violation of the articles of organization, the limited liability company operating agreement or limited partnership agreement (or similar organizational documents) of such Subject Party; (ii) conflict with, or constitute a breach or default (or an event which, with the giving of notice or lapse of time or both, constitutes or would constitute a breach or default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or other remedy with respect to, any agreement, indenture or instrument to which such Subject Party is a party; or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to such Subject Party or by which any property or asset of such Subject Party is bound or affected. Such Subject Party is not required to obtain any consent, authorization or order of or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under, or contemplated by, this Agreement or any of the other Transaction Documents.
(c)    Contracts. Each of the HMCS Agreement, the Existing Services Agreement, the REA, the N189DR Lease Guaranty and the N702DR Lease Agreement (i) is in full force and effect, (ii) has not been further amended or modified, and (iii) constitutes a valid and binding obligation of any SJC Party that is party thereto, enforceable against each such SJC Party in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.
(d)    Assignment Agreement. JHJM has valid right, title and interest in and to the “greeter easement” as described in Article 8 of the REA (“JHJM’s Article 8 Rights”), and JHJM has not transferred or otherwise assigned, by contract, operation of law or otherwise, entered into any agreement or understanding to assign, or granted any option or other right to acquire, JHJM’s Article 8 Rights to any other Person. No SJC Party nor any Affiliate of any SJC Party, other than JHJM or Polo Towers, has any direct or indirect right, title or interest in or to the “greeter easement” as described in Article 8 of the REA. Upon the consummation of the transactions contemplated by the Assignment Agreement, DRC shall have valid right, title and interest in and to, and be entitled to the benefit of, JHJM’s Article 8 Rights, free of any liens or other encumbrances (other than liens and encumbrances set forth in the REA).
10.    Representations and Warranties of Polo Towers. Polo Towers has the requisite power and authority to enter into and perform its obligations under the Assignment Agreement and those provisions of this Agreement applicable to Polo Towers. Each of this Agreement (as applicable to Polo Towers) and the Assignment Agreement have been duly executed and delivered by Polo Towers and constitutes a valid and binding obligation of Polo Towers, enforceable against Polo Towers in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. Polo Towers has valid right, title and interest in and to the “greeter easement” as described in Article 8 of the REA (“Polo Towers’ Article 8 Rights”), and Polo Towers has not transferred or otherwise assigned, by contract, operation of law or otherwise, entered into any agreement or understanding to assign, or granted any option or other right to acquire, Polo Towers’ Article 8 Rights to any other Person. Upon the consummation of the transactions contemplated by the Assignment Agreement, DRC shall have valid right, title and interest in and to, and be entitled to the benefit of, Polo Towers’ Article 8 Rights, free of any liens or other encumbrances (other than liens and encumbrances set forth in the REA).
11.    Representations and Warranties of the DRII Parties. Each of the DRII Parties severally, and not jointly, hereby represents and warrants to each of the Subject Parties as follows:
(a)    Authorization; Enforcement; Validity. Such DRII Party is a duly organized and validly existing corporation and has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and each of the other Transaction Documents to which it is a party. The execution and delivery by such DRII Party of this Agreement and each of the other Transaction Documents to which such DRII Party is a party and the consummation of the Transactions have been duly authorized by the board of directors thereof, and no further consent or authorization is required by such DRII Party or its board of directors or shareholders. This Agreement and each of the other Transaction Documents to which such DRII Party is a party have been duly executed and delivered by such DRII Party, and each of this Agreement and the other Transaction Documents to which such DRII Party is a party constitutes a valid and binding obligation of such DRII Party, enforceable against such DRII Party in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.
(b)    No Conflicts. The execution and delivery by such DRII Party of this Agreement and each of the other Transaction Documents to which such DRII Party is a party, the performance by such DRII Party of its obligations hereunder and thereunder, and the consummation by such DRII Party of the Transactions will not (i) result in a violation of the certificate of incorporation or the bylaws (or similar organizational documents) of such DRII Party; (ii) conflict with, or constitute a breach or default (or an event which, with the giving of notice or lapse of time or both, constitutes or would constitute a breach or default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or other remedy with respect to, any agreement, indenture or instrument to which such DRII Party is a party; or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to such DRII Party or by which any property or asset of such DRII Party is bound or affected. Such DRII Party is not required to obtain any consent, authorization or order of or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under, or contemplated by, this Agreement or any of the other Transaction Documents.
12.    Definitions.
(a)    “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person. As used in this definition, “control” (including, with correlative meanings, “controlled by” and “under common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise). Notwithstanding the foregoing, for purposes of this Agreement, (i) none of the SJC Parties shall be deemed to be an “Affiliate” of either of the DRII Parties or any of their respective subsidiaries or Affiliates, and (ii) none of the DRII Parties or any of their respective subsidiaries shall be deemed to be an “Affiliate” of any of the SJC Parties.
(b)    “Confidential Information” means (a) any and all confidential or proprietary information concerning the respective businesses of DRII, DRC, HMCS and their respective subsidiaries and Affiliates which is not generally known to the public, including historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, contractors, agents, suppliers and potential suppliers, personnel training and techniques and materials, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, inventions and ideas, past, current and planned research and development, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software (including object code and source code), database technologies, systems, structures, architectures, processes, improvements, devices, discoveries, concepts and methods, and any other information, however documented, of DRII, DRC, HMCS or any of their respective subsidiaries or Affiliates that is a trade secret under applicable law; and (b) any and all notes, analysis, compilations, studies, summaries and other material prepared by or for DRII, DRC, HMCS or any of their respective subsidiaries or Affiliates or any of their respective businesses containing or based, in whole or in part, upon any information included in the foregoing.
(c)    “N189DR” means that certain Embraer model EMB-125BJ aircraft (described on the International Registry as EMBRAER model EMB-135), bearing U.S. Registration No. N189DR (formerly N702DR) and manufacturer’s serial number 14500925.
(d)    “N189DR Lease Guaranty” means that certain Guaranty, dated as of December 7, 2007, by SJC, individually, in favor of Banc of America Leasing & Capital, LLC, as amended by that certain Guaranty Amendment, dated as of December 7, 2007, as further amended by that certain Second Guaranty Amendment, dated as of October 13, 2010.
(e)    “N702DR” means that certain Bombardier BD-700-1A10 aircraft (described on the International Registry drop-down menu as Bombardier Global Express XRS) bearing U.S. Registration No. N702DR and manufacturer’s serial number 9184.
(f)    “N702DR Lease Agreement” means that certain Aircraft Lease Agreement, dated as of January 2, 2012, by and between N702DR, LLC, a Delaware limited liability company, as lessor, and DRC, as lessee.
(g)    “Person” means any individual, firm, corporation, limited liability company, partnership, trust or other entity, and shall include any successor (by merger or otherwise) of such entity, and any governmental authority, agency, department, commission or body.
(h)    “Restricted Business” means the Business, but, for the avoidance of doubt, specifically excluding the remainder of the hospitality industry. For the avoidance of doubt, the managing, marketing, selling, acquiring, developing of not less than quarterly interests in condo/hotel resorts and the financing of purchases of such interests shall not be a Restricted Business.
(i)    “SJC Key Man Policy” means that certain key man insurance policy on the life of SJC for the benefit of the DRII Parties or their respective Affiliates and SJC’s insurance trust, as amended, supplemented, restated or otherwise modified and in effect at the Effective Time.
(j)    “SJC’s Persona” means SJC’s name, nicknames, likeness, image, signature and voice.
(k)    “Transaction Documents” means this Agreement, the HMCS Purchase Agreement, the Assignment Agreement and each of the other agreements and instruments to which any of the Parties is (or will be) a party or by which it is (or will be) bound in connection with the Transactions.
13.    Miscellaneous.
(a)    Counterparts; Delivery. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, when taken together, shall be deemed to be one Agreement. This Agreement and any amendment hereto, to the extent signed and delivered by means of a facsimile machine or via electronic mail of a .pdf or .tif or similar file format, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any Party, each Party shall re-execute original forms thereof and deliver them to all other Parties. No Party shall raise the use of a facsimile machine or electronic mail of a .pdf or .tif or similar file format to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or via electronic mail of a .pdf or .tif or similar file format, as a defense to the formation or enforceability of this Agreement, and each Party forever waives any such defense. Each of the Parties acknowledges receipt of a fully-executed copy of this Agreement.
(b)    Governing Law; Jurisdiction; Waiver; Service.
(i)    Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Nevada without reference to the conflicts of Law principles thereof.
(ii)    JURISDICTION. THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEVADA AND THE UNITED STATES DISTRICT COURT LOCATED IN LAS VEGAS, NEVADA IN ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION MAY AND SHALL BE HEARD AND DETERMINED IN SUCH STATE OR FEDERAL COURT. THE PARTIES HERETO IRREVOCABLY WAIVE, TO THE FULLEST EXTENT THEY MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING AND ANY RIGHTS THEY MAY HAVE TO TRANSFER OR CHANGE VENUE OF SUCH ACTION OR PROCEEDING. THE PARTIES FURTHER AGREE, TO THE EXTENT PERMITTED BY LAW, THAT FINAL AND UNAPPEALABLE JUDGMENT AGAINST ANY OF THEM IN ANY ACTION OR PROCEEDING CONTEMPLATED ABOVE SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION WITHIN OR OUTSIDE THE UNITED STATES BY SUIT ON THE JUDGMENT, A CERTIFIED COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND AMOUNT OF SUCH JUDGMENT.
(iii)    Waiver of Immunity. To the extent that any Party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each of the Parties hereby irrevocably waives such immunity in respect of its obligations under this Agreement.
(iv)    Service of Process. Without limiting any of the foregoing, each Party agrees that service of any process, summons or notice of document in any action suit or proceeding with respect to the subject matter hereof may be served on any Party anywhere in the world.
(c)    MUTUAL WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT

OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13(C).
(d)    Entire Agreement; Third-Party Beneficiaries. This Agreement (including agreements and exhibits incorporated herein), together with the other Transaction Documents, contains the entire agreement between the Parties with respect to the subject matter hereof and thereof, and there are no agreements, understandings, representations or warranties between the Parties with respect to the subject matter hereof or thereof other than those set forth or referred to herein or therein. The Parties agree that prior drafts of this Agreement and the other Transaction Documents will be deemed not to provide any evidence as to the meaning of any provision hereof or the intent of the Parties with respect hereto. Except with respect to the parties entitled to indemnification set forth in Section 3(b) hereof and for the beneficiaries of the release set forth in Section 7 hereof, this Agreement is not intended to confer upon any Person not a party hereto (and their successors and assigns permitted by Section 13(g)) any rights or remedies hereunder.
(e)    Expenses and Payments. All legal and other costs and expenses incurred in connection with this Agreement and the Transaction Documents and the Transactions shall be paid by the Party incurring such costs and expenses; provided that DRII shall reimburse the SJC Parties for the reasonable, documented out-of-pocket expenses incurred by the SJC Parties for legal, accounting, tax and advisory services provided to the SJC Parties in connection with this Agreement and the Transaction Documents and the Transactions. All payments of money to be made pursuant to this Agreement shall be made in U.S. Dollars.
(f)    Notices. All notices, consents, elections and other communications hereunder shall be sufficiently given for any purpose hereunder only if in writing and delivered personally or sent pre-paid by nationally-recognized overnight delivery service for next business day delivery, to the appropriate address or number set forth on Exhibit B hereto. Each such notice, consent, election or other communication shall be effective when received by the addressee thereof in the case of personal service, or, if sent by overnight delivery service as described herein, the next business day after deposit with such service. Notices to each of the Parties shall be addressed as set forth on Exhibit B or at such other address and to the attention of such other Person as any such Party may designate by written notice to the other Parties.
(g)    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns; provided, however, that no Party shall assign its rights or delegate its obligations under this Agreement without the express prior written consent of each other Party, except that any of the DRII Parties may transfer any of its rights or obligations hereunder to any of its Affiliates without the consent of any other Party; provided, further, however, that notwithstanding any assignment, such DRII Party shall remain liable for its obligations under this Agreement.
(h)    Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by all of the Parties. The DRII Parties may waive compliance by the Subject Parties, and the SJC Parties may waive compliance by DRII Parties, with any term or provision of this Agreement on the part of such Parties to be performed or complied with, but only by an instrument in writing signed by the Parties waiving compliance with such term or provision.
(i)    Further Assurances. Upon the reasonable request of any Party, each other Party will: (i) execute and deliver to the other Parties such other documents, releases, assignments and other instruments as may be reasonably required to effectuate this Agreement and the other Transaction Documents; and (ii) take all other actions reasonably necessary to fulfill the intent and purpose of this Agreement and the other Transaction Documents and the Transactions.
(j)    Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.
(k)    Acknowledgement as to Polo Towers. The Parties hereby acknowledge that Polo Towers is party to this Agreement solely with respect to the assignment of the Polo Towers’ Article 8 Rights to DRC pursuant to the Assignment Agreement, as contemplated hereby, and Polo Towers shall not have any rights or obligations under this Agreement other than with respect to Sections 1(a)(ii), 1(b) and 10 hereof.
(l)    Interpretation.
(i)    The section and article headings contained in this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.
(ii)    When a reference is made to an article, section, exhibit or schedule, such reference shall be to an article, section, exhibit or schedule of this Agreement, unless clearly indicated otherwise.
(iii)    The preamble, recitals and Exhibits contained, identified or referenced in, or attached to, this Agreement are incorporated herein by reference and made a part hereof.
(iv)    Whenever the words “include,” “includes” or “including” are used, they shall be deemed to be followed by the words “without limitation.”

(v)    The words “hereof,” “herein” and “herewith” and words of similar import shall be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, unless clearly indicated otherwise.
(vi)    The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.
(vii)    A reference to any Party to this Agreement or any other agreement or document shall include such Party’s successors and permitted assigns.
(viii)    A reference to any legislation or to any provision of any legislation shall include any amendment thereto, modification thereof or re-enactment thereof, and all regulations and statutory instruments issued thereunder or pursuant thereto.
(ix)    The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction will be applied against any Party.
[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Master Agreement as of the date first written above.

DIAMOND RESORTS INTERNATIONAL, INC.,

By:	/s/ Howard S. Lanznar
Name:	Howard S. Lanznar
Title:	EVP & Chief Administrative Officer

DIAMOND RESORTS CORPORATION

By:	/s/ Howard S. Lanznar
Name:	Howard S. Lanznar
Title:	Executive Vice President

HOSPITALITY MANAGEMENT AND CONSULTING SERVICE, L.L.C.
By Cloobeck Companies, LLC, its Manager

By:	/s/ Michael Kern
Name:	Michael Kern
Title:	Manager

/s/ Stephen J. Cloobeck
Stephen J. Cloobeck

CLOOBECK COMPANIES, LLC

By:	/s/ Michael Kern
Name:	Michael Kern
Title:	Manager

[Signature Page to Master Agreement]

JHJM NEVADA I, LLC

By:	/s/ Stephen J. Cloobeck
Name:	Stephen J. Cloobeck
Title:	Manager

Solely for purposes of Sections 1(a)(ii), 1(b) and 10 of this Master Agreement

NEVADA RESORT PROPERTIES POLO TOWERS LIMITED PARTNERSHIP

By:	C & J Enterprises, LLC
Its:	General Partner

By:	/s/ Stephen J. Cloobeck
Name:	Stephen J. Cloobeck
Title:	Managing Member

[Signature Page to Master Agreement]

EXHIBIT A
Dawn Richey
Dale Hinton
Kathy Wheeler

EXHIBIT B

Notices to any of the SJC Parties or Polo Towers shall be addressed to:

c/o Stephen J. Cloobeck
10600 West Charleston Blvd.
Las Vegas, NV 89135

With a copy to:

Glaser Weil Fink Howard Avchen & Shapiro LLP
10250 Constellation Blvd., 19th Floor
Los Angeles, California 90067
Attn: Patricia L. Glaser
Jeffrey C. Soza

Notices to either DRII Party or HMCS shall be addressed to:
Diamond Resorts International, Inc.,
Diamond Resorts Corporation, or
Hospitality Management and Consulting Service, L.L.C., as applicable
10600 West Charleston Blvd.
Las Vegas, Nevada 89135
Attn: Howard S. Lanznar, Executive Vice President & Chief Administrative Officer
Jared T. Finkelstein, Senior Vice President and General Counsel

with a copy to:
Katten Muchin Rosenman LLP
525 W. Monroe Street
Chicago, Illinois 60661
Attn: Mark D. Wood